UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

COMSCORE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2024, the Board of Directors (the “Board”) of comScore, Inc. (the “Company”) approved and adopted a Cash Incentive Plan (the “Plan”) to provide for cash awards to eligible employees of the Company and its subsidiaries, including the Company’s executive officers, as determined by the Board of Directors or a designated committee of the Board (the “Administrator”) from time to time. No awards have been made to date under the Plan.

The Plan, which has a maximum term of 10 years from the date of adoption, allows for the grant of cash awards to selected employees, up to a maximum aggregate pool amount of $20 million over the term. Individual awards may be made to eligible participants selected by the Administrator and may be evidenced by participation agreements between the Company and the participant. Awards granted under the Plan may be conditioned upon achievement of performance or service criteria established by the Administrator, which criteria may be based on any “management objective” specified under the Company’s 2018 Equity and Incentive Compensation Plan; the participant’s continued employment or service to the Company or any subsidiary; the enterprise value of the Company in any change in control, recapitalization or other transaction; or any other performance criteria as determined by the Administrator in its discretion, and may have such other terms as the Administrator may determine. In the event of a change in the capital structure of the Company, the Administrator may take action with respect to outstanding awards under the Plan, which actions may include accelerating vesting or payment, modifying conditions or limitations, converting outstanding awards into transaction-based awards, or making such other adjustments as the Administrator deems appropriate to reflect such event.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	comScore, Inc. Cash Incentive Plan

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer

Date: May 24, 2024

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